UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2020

SALARIUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 Holcombe Blvd. Suite J-608 Houston, TX		77021
(Address of principal executive offices)		(Zip Code)

(346) 772-0346

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required, the information included in Items 5.03 and 8.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2020, Salarius Pharmaceuticals, Inc. (the “Company”) filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, in connection with a registered public offering by the Company (the “Public Offering”) referenced in Item 8.01 below. The Certificate of Designation provides for the issuance of shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”). The shares of Series A Preferred Stock rank on par with the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series A Preferred Stock have no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series A Preferred Stock is convertible at any time at the holder’s option into one share of Common Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Certificate of Designation. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series A Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 3.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 7, 2020, the Company issued a press release announcing the pricing of the Public Offering, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. On February 11, 2020, the Company issued a press release announcing the closing of the Public Offering inclusive of the Overallotment Option, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 7, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company issued and sold, in the Public Offering, (a) 7,101,307 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of Common Stock and a warrant to purchase one share of Common Stock (“Warrants”), with each Class A Unit offered to the public at an offering price of $1.15 per Class A Unit and (b) 1,246,519 Class B Units (the “Class B Units”, and collectively with the Class A Units, the “Units”), with each Class B Unit consisting of one share of Series A Preferred Stock, convertible into one share of Common Stock, and a warrant to purchase one share of Common Stock, with each Class B Unit offered to the public at an offering price of $1.15 per Class B Unit.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option (the “Overallotment Option”) to purchase up to (i) 1,252,173 additional shares of Common Stock and (ii) additional warrants to purchase up to 1,252,173 additional shares of Common Stock, which Overallotment Option was exercised in full.

The Class A Units and Class B Units were not certificated and the shares of Common Stock, shares of Series A Preferred Stock and Warrants comprising such Units were immediately separable and were issued separately in the Public Offering. The securities were offered by the Company pursuant to the registration statement on Form S-1, as amended (File No. 333-235879), which was declared effective by the Commission on February 6, 2020, and the registration statement on Form S-1 (File No. 333-236306) filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933.

The Public Offering closed on February 11, 2020, inclusive of the Over-Allotment Option. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $9.8 million.

Each Warrant is exercisable at a price per share of $1.15 and expires on the fifth anniversary of the date of issuance. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

Pursuant to the terms of the Underwriting Agreement and subject to certain carveouts, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

The foregoing summaries of the Underwriting Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Based on information from the Company’s transfer agent, following the completion of the Public Offering, as of 5:00 p.m. New York City time on February 11, 2020, the Company had outstanding 12,864,654 shares of Common Stock and 1,246,519 shares of Series A Preferred Stock (convertible into 1,246,519 shares of Common Stock).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 7, 2020, between Salarius Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc., as representative of the several underwriters.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 10, 2020.

4.1	Common Stock Purchase Warrant dated February 11, 2020.

99.1	Pricing Press Release dated February 7, 2020.

99.2	Closing Press Release dated February 11, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 12, 2020	SALARIUS PHARMACEUTICALS, INC.

	By:	/s/ David J. Arthur
David J. Arthur
President and Chief Executive Officer